Exhibit 99.1

Hepion Pharmaceuticals to Present at the H. C. Wainwright 21st Annual Global Investment Conference

EDISON, N.J., September 4, 2019 - Hepion Pharmaceuticals, Inc. (NASDAQ:HEPA), a biopharmaceutical company focused on the development of therapeutic drugs for the treatment of liver disease arising from non-alcoholic steatohepatitis (“NASH”) and chronic viral infection, today announced that management will present an update on the Company’s business at the H. C. Wainwright 21st Annual Global Investment Conference on Tuesday, September 10, 2019 at 4:15 p.m. Eastern Time in New York, NY.

The presentation will be broadcast live and archived on the Company’s website at www.hepionpharma.com under “Events” in the Investors section.

About Hepion Pharmaceuticals

Hepion Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development of targeted therapies for liver disease arising from non-alcoholic steatohepatitis (NASH) and chronic hepatitis virus infection (HBV, HCV, HDV). The Company’s lead drug candidate, CRV431, reduces liver fibrosis and hepatocellular carcinoma tumor burden in experimental models of NASH. Preclinical studies also have demonstrated antiviral activities towards HBV, HCV, and HDV through several mechanisms. These diverse therapeutic activities result from CRV431’s potent inhibition of cyclophilin enzymes, which are involved in many disease processes. Currently in clinical phase development, CRV431 shows potential to play an important role in the overall treatment of liver disease - from triggering events through to end-stage disease.

For further information, please contact:

Stephen Kilmer

Hepion Pharmaceuticals Investor Relations

Direct: (646) 274-3580

skilmer@hepionpharma.com